Exhibit 99.1

Green Bankshares Announces Financial Results for the Fourth Quarter and Full Year 2011

GREENEVILLE, Tenn.--(BUSINESS WIRE)--April 9, 2012--Green Bankshares, Inc. (NASDAQ:GRNB), a majority-owned subsidiary of Capital Bank Financial Corp. ("CBF", formerly known as North American Financial Holdings, Inc.), today reported unaudited financial results for the fourth quarter of 2011. Operating and financial highlights include the following:

  The Company reported a net loss available to common shareholders of $33.7 million, or $2.57 per diluted share, for the period prior to the CBF investment from January 1, 2011 through September 7, 2011;
  The Company reported net income of $1.7 million and $2.6 million, or $0.01 and $0.02 per diluted share, for the periods subsequent to the CBF investment in the fourth quarter of 2011, and the period from September 8, 2011 through December 31, 2011, respectively; and
  The Company held a 34% ownership in Capital Bank, National Association ("Capital Bank, NA") as of December 31, 2011.

CBF is a bank holding company formed with the goal of creating a regional banking franchise in the southeastern region of the United States through organic growth and acquisition of other banks, including failed, underperforming and undercapitalized banks. CBF is the controlling owner of Capital Bank, NA, a $6.5 billion bank with 143 branches in Florida, North Carolina, South Carolina, Tennessee and Virginia.

"Thanks to the hard work of team mates across the Company, I am very proud to be able to say that today, Capital Bank, NA is a single bank, with 143 branches operating under one brand, offering a common set of products and processing on one IT system. That is a huge accomplishment for us in such a short period of time," stated Gene Taylor, Chairman and Chief Executive Officer of CBF and Green Bankshares, Inc.

"We are pleased with continued success in generating new loans and core deposits. These activities are helping customers achieve their goals and will lead to higher profitability for the Company," commented Chris Marshall, Chief Financial Officer of CBF and Green Bankshares, Inc.

Bank Mergers

On September 7, 2011, GreenBank, which was formerly a wholly owned subsidiary of the Company, merged (the "Bank Merger") with and into Capital Bank, NA, a national banking association and subsidiary of TIB Financial Corp. ("TIB Financial"), a corporation organized under the laws of the State of Florida, Capital Bank Corporation, a corporation organized under the laws of the state of North Carolina ("Capital Bank Corp.") and CBF, with Capital Bank, NA as the surviving entity. CBF is the owner of approximately 90% of the Company's common stock, approximately 83% of Capital Bank Corp.'s common stock and approximately 94% of TIB Financial's common stock.

As of December 31, 2011, Capital Bank, NA had total assets of $6.5 billion, total deposits of $5.1 billion and shareholders' equity of $939.8 million. As of December 31, 2011, following the Bank Merger, Capital Bank, NA operated 143 branches in Tennessee, Florida, North Carolina, South Carolina, and Virginia.

Through the subsidiary bank mergers the common stock of the subsidiary banks was converted into shares of Capital Bank, NA common stock based on each entity’s relative tangible book value. As a result of the mergers of TIB Bank, Capital Bank and Green Bank into Capital Bank, N.A., the Company now owns approximately 34% of Capital Bank, NA, with CBF directly owning 19%, Capital Bank Corp. directly owning 26% and TIB Financial owning the remaining 21%.

Due to its ownership level and significant influence, the Company's investment in Capital Bank, NA is recorded as an equity-method investment in that entity. As of December 31, 2011, the Company's investment in Capital Bank, NA totaled $315.3 million, which reflected the Company's pro rata ownership of Capital Bank, NA's total shareholders' equity as a result of the Bank Merger. In periods subsequent to the Bank Merger, the Company will adjust this equity investment balance based on its equity in Capital Bank, NA's net income and comprehensive income. In connection with the Bank Merger, assets and liabilities of GreenBank were deconsolidated from the Company's balance sheet, resulting in a significant decrease in total assets and total liabilities of the Company in the third quarter of 2011.

Potential Merger of the Company and CBF

On September 8, 2011, the Boards of Directors of CBF and the Company approved and adopted a merger agreement. The merger agreement provides for the merger, following the receipt of shareholder approval by the Company’s shareholders (including CBF), of the Company with and into CBF, with CBF continuing as the surviving entity. In the merger, each share of the Company’s common stock issued and outstanding immediately prior to the completion of the merger, except for shares for which appraisal rights are properly exercised and certain shares held by CBF or the Company, will be converted into the right to receive 0.0915 of a share of CBF Class A common stock. No fractional shares of Class A common stock will be issued in connection with the merger, and holders of the Company’s common stock will be entitled to receive cash in lieu thereof.

Since CBF is the majority shareholder of the Company, CBF will be able to determine the outcome of the shareholder vote needed to approve the merger.

Financial Discussion

Financial results for 2011 were significantly impacted by the controlling investment in the Company by CBF. The Company applied push-down accounting. Accordingly, the Company's assets and liabilities were adjusted to estimated fair values at the September 7, 2011 CBF investment date, resulting in elimination of the allowance for loan losses. The Company is still in the process of completing its fair value analysis of assets and liabilities, and final fair value adjustments may differ from the preliminary estimates recorded to date. Financial results prior to the CBF Investment have been labeled with "Predecessor Company" while results subsequent to the CBF Investment have been labeled with "Successor Company."

The Successor Company reported net income of $1.7 million for the fourth quarter of 2011, while the Predecessor Company reported a net loss available to common shareholders of $52.8 million for the fourth quarter of 2010. Regarding full year results, the Successor Company reported net income of $2.6 million for the period from September 8, 2011 through December 31, 2011, while the Predecessor Company reported a net loss available to common shareholders of $33.7 million for the period prior to the CBF investment from January 1, 2011 through September 7, 2011, and a net loss available to common shareholders of $85.7 million for the full year 2010.

Due to the difference in lengths of reporting periods and the Merger discussed above and the resulting deconsolidation of GreenBank on September 7, 2011, the operating results for the period from January 1, 2011 through September 7, 2011, only include the results of GreenBank for approximately eight months and therefore are generally not comparable to the operations in prior years.

The loss reported in the period from January 1, 2011 through September 7, 2011, was primarily due to a $43.7 million provision for loan losses and $24.8 million in foreclosed asset related expenses. The loss reported for the full year of 2010 was primarily due to a $71.1 million provision for loan losses and $35.4 million in foreclosed asset related expenses.

Predecessor Company net interest margin for the period from January 1, 2011 through September 7, 2011, was 3.86%, unchanged versus the full year of 2010. Subsequent to the deconsolidation of GreenBank on September 7, 2011, the net interest margin is not meaningful as the Company has no interest earning asset. As the Company accounts for its investment in Capital Bank, NA using the equity method, the Company's proportional share of the net after tax earnings of Capital Bank, NA is recorded as Equity in income of Capital Bank, NA, which for the period from September 8, 2011 through December 31, 2011, was $3.4 million.

The following table presents summarized financial information for Capital Bank, NA:

Three Months Ended December 31, 2011
Interest income	$74,163
Interest expense	9,266
Net interest income	64,897
Provision for loan losses	16,790
Non-interest income	16,105
Non-interest expense	53,271
Net income	$6,797

About Green Bankshares

Headquartered in Greeneville, Tennessee, Green Bankshares, Inc. is a financial services company with a 34% equity method investment in Capital Bank, NA, a national banking association with approximately $6.5 billion in total assets and 143 branches serving communities in Tennessee, Florida, North Carolina, South Carolina, and Virginia.

GREEN BANKSHARES, INC.
Unaudited Financial Highlights
(In thousands except per share data)

	Successor Company		Predecessor Company		Successor Company	Predecessor Company
	Three Months Ended Dec. 31, 2011	Sept. 8 - Sept. 30, 2011	July 1 – Sept. 7, 2011	Three Months Ended Dec. 31, 2010	Sept. 8 - Dec. 31, 2011	Jan. 1 - Sept. 7, 2011	Year Ended Dec. 31, 2010
Operating Data:
Interest income	$–	$–	$18,480	$28,213	$–	$71,180	$120,864
Interest expense	741	236	4,422	8,499	977	18,404	37,271
Net interest income (loss)	(741)	(236)	14,058	19,714	(977)	52,776	83,593
Provision for loan losses	–	–	15,513	25,646	–	43,742	71,107
Noninterest income	2,297	1,169	11,940	7,058	3,465	27,803	32,544
Noninterest expense	188	95	29,585	41,986	282	77,382	110,815
Income tax provision (benefit)	(318)	(123)	974	10,688	(441)	974	14,910
Net income (loss)	1,686	961	(20,074)	(51,548)	2,647	(41,519)	(80,695)
Preferred stock dividends and related cost	–	–	909	1,250	–	3,409	5,001
Gain on retirement of Series A preferred allocated to common shareholders	–	–	11,188	–	–	11,188	–
Net income (loss) available to common shareholders	$1,686	$961	$(9,795)	$(52,798)	$2,647	$(33,740)	$(85,696)

Per Share of Common Stock:
Basic earnings (loss)	$0.01	$0.01	$(0.75)	$(4.03)	$0.02	$(2.57)	$(6.54)
Diluted earnings (loss)	$0.01	$0.01	$(0.75)	$(4.03)	$0.02	$(2.57)	$(6.54)
Dividends	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

Weighted Average Shares Outstanding:
Basic	133,084	133,084	13,146	13,098	133,084	13,126	13,094
Diluted	133,160	133,174	13,146	13,098	133,160	13,126	13,094

	GREEN BANKSHARES, INC.
	End of Period Balances
	(Dollars in thousands except per share data)

		Successor Company		Predecessor Company
		Dec. 31, 2011	Sept. 30, 2011	Dec. 31, 2010
	Assets	$321,238	$319,439	$2,406,040
	Investment in Capital Bank, NA	315,343	313,194	–
	Loans, net of unearned interest	–	–	1,745,378
	Cash and investments	2,091	2,347	509,415
	Federal funds sold	–	–	4,856
	Deposits	–	–	1,976,854
	FHLB advances and notes payable	–	–	158,653
	Subordinated debentures	45,180	44,944	88,662
	Repurchase agreements	–	–	19,413
	Shareholder's equity	260,049	258,582	143,897
	Common shareholder's equity (1)	260,049	258,582	75,776
	Tangible common shareholder's equity (2)	216,810	215,901	69,025
	Tangible shareholder's equity (3)	216,810	215,901	137,146

	Ratios:
	Common book value per share (1)	$1.95	$1.94	$5.75
	Tangible common book value per share (2)	$1.63	$1.62	$5.23

(1)	Common shareholder equity is shareholders' equity less preferred stock.
(2)	Tangible common shareholders' equity is shareholders' equity less goodwill, intangible assets and preferred stock.
(3)	Tangible shareholders' equity is shareholders' equity less goodwill and intangible assets.
(4)	Tangible assets is total assets less goodwill and intangible assets.

GREEN BANKSHARES, INC.
Consolidated Balance Sheets
(Dollars in thousands except per share data)

	(Unaudited) Successor Company		Predecessor Company
	Dec. 31, 2011	Sept. 30, 2011	Dec. 31, 2010
ASSETS

Cash and due from banks	$2,091	$2,347	$289,358
Federal funds sold	–	–	4,856
Cash and cash equivalents	2,091	2,347	294,214
Investment in Capital Bank, NA	315,343	313,194	–
Securities available-for-sale ("AFS")	–	–	202,002
Securities held-to-maturity (with a December 31, 2010 market value of $467)	–	–	465
FHLB and other stock, at cost	–	–	12,734
Loans held for sale	–	–	1,299
Loans, net of unearned income	–	–	1,745,378
Allowance for loan losses	–	–	(66,830)
Other real estate owned and repossessed assets	–	–	60,095
Bank premises and equipment, net	–	–	78,794
Cash surrender value of life insurance	–	–	31,479
Core deposit and other intangibles	–	–	6,751
Deferred Tax Asset ( December 31, 2010 net of valuation allowance of $43,455)	–	–	2,177
Other assets	3,804	3,898	37,482
Total assets	$321,238	$319,439	$2,406,040

LIABILITIES AND SHAREHOLDERS' EQUITY

Non-interest-bearing deposits	$–	$–	$152,752
Interest-bearing deposits	–	–	1,822,703
Brokered deposits	–	–	1,399
Total deposits	–	–	1,976,854
Federal funds purchased	–	–	–
Repurchase agreements	–	–	19,413
FHLB advances and notes payable	–	–	158,653
Subordinated debentures	45,180	44,944	88,662
Deferred Tax Liability	15,522	15,563	–
Accrued interest payable and other liabilities	487	350	18,561
Total liabilities	61,189	60,857	2,262,143

SHAREHOLDERS' EQUITY

Preferred stock: no par value, 1,000,000 shares authorized; 0, 0 and 72,278 shares outstanding	–	–	68,121
Common stock: $0.01, $0.01 and $2 par value, 300,000,000, 300,000,000 and 20,000,000 shares authorized; 133,160,384, 133,174,370 and 13,188,896 shares outstanding	1,332	1,332	26,378
Common stock warrants	–	–	6,934
Additional paid in capital	257,531	257,558	188,901
Retained earnings (deficit)	2,647	961	(147,436)
Accumulated other comprehensive income	(1,461)	(1,269)	999
Total shareholders' equity	260,049	258,582	143,897
Total liabilities & shareholders' equity	$321,238	$319,439	$2,406,040

GREEN BANKSHARES, INC.
Consolidated Statements of Income
(In thousands except per share data)

		Successor Company		Predecessor Company
		Three Months Ended Dec. 31, 2011	Sept. 8 - Sept. 30, 2011	July 1 - Sept. 7, 2011	Three Months Ended Dec. 31, 2010	Jan. 1 - Sept. 7, 2011	Year Ended
							Dec. 31, 2010	Dec. 31, 2009
	Interest income:
	Interest and fees on loans	$–	$–	$16,854	$26,543	$65,258	$113,721	$129,212
	Taxable securities	–	–	1,202	1,078	4,290	4,938	7,035
	Nontaxable securities	–	–	204	319	790	1,241	1,260
	FHLB and other stock	–	–	102	122	374	530	573
	Federal funds sold and other	–	–	118	151	468	434	376
	Total interest income	–	–	18,480	28,213	71,180	120,864	138,456

	Interest expense:
	Deposits	–	–	2,873	6,303	12,764	28,434	45,768
	Federal funds purchased and repurchase agreements	–	–	3	5	11	22	29
	FHLB advances and notes payable	–	–	1,200	1,703	4,314	6,835	9,557
	Subordinated debentures	741	236	346	488	1,315	1,980	2,577
	Total interest expense	741	236	4,422	8,499	18,404	37,271	57,931

	Net interest income	(741)	(236)	14,058	19,714	52,776	83,593	80,525

	Provision for loan losses	–	–	15,513	25,646	43,742	71,107	50,246

	Non-interest income:
	Service charges on deposit accounts	–	–	4,137	4,896	16,346	24,179	23,738
	Other charges and fees	–	–	348	635	1,147	1,791	1,999
	Trust and investment services income	–	–	446	482	1,457	2,842	1,977
	Mortgage banking income	–	–	72	250	271	703	383
	Equity Method Income in Capital Bank NA	2,281	1,165	–	-	–	–	–
	Other income	16	4	613	795	2,258	3,122	3,042
	Securities gains (losses), net
	Realized gains (losses), net	–	–	6,324	–	6,324	–	1,415
	Other-than-temporary impairment	–	–	–	–	–	(553)	(1,678)
	Less non-credit portion recognized in other comprehensive income	–	–	–	–	–	460	702
	Total non-interest income	2,297	1,169	11,940	7,058	27,803	32,544	31,578

	Non-interest expense:
	Employee compensation	–	–	6,105	8,087	21,560	31,990	30,611
	Employee benefits	–	–	602	769	2,458	3,378	3,835
	Occupancy expense	–	–	1,803	1,733	5,308	6,908	6,956
	Equipment expense	–	–	661	728	2,176	2,846	3,092
	Computer hardware/software expense	–	–	653	897	2,508	3,523	2,816
	Professional services	102	61	1,189	853	3,099	2,777	2,108
	Advertising	–	–	448	327	1,533	2,388	1,894
	OREO maintenance expense	–	–	627	613	2,976	2,324	1,222
	Collection and repossession expense	–	–	408	899	1,727	3,228	3,131
	Loss on OREO and repossessed assets	–	–	13,672	21,922	20,101	29,895	8,156
	FDIC insurance	–	–	260	996	2,629	4,155	4,960
	Core deposit and other intangible amortization	–	–	467	647	1,716	2,584	2,750
	Goodwill impairment	–	–	–	–	–	–	143,389
	Other expenses	86	34	2,690	3,515	9,591	14,819	14,667
	Total non-interest expense	188	95	29,585	41,986	77,382	110,815	229,587
	Income (loss) before income taxes	1,368	838	(19,100)	(40,860)	(40,545)	(65,785)	(167,730)
	Income taxes provision (benefit)	(318)	(123)	974	10,688	974	14,910	(17,036)

	Net income (loss)	1,686	961	(20,074)	(51,548)	(41,519)	(80,695)	(150,694)

	Preferred stock dividends and accretion of discount on warrants	–	–	909	1,250	3,409	5,001	4,982
	Gain on retirement of Series A preferred allocated to common shareholders	–	–	11,188	–	11,188	–	–
	Net income (loss) available to common shareholders	$1,686	$961	$(9,795)	$(52,798)	$(33,740)	$(85,696)	$(155,676)

	Per share of common stock:
	Basic earnings (loss)	$0.01	$0.01	$(0.75)	$(4.03)	$(2.57)	$(6.54)	$(11.91)
	Diluted earnings (loss)	$0.01	$0.01	$(0.75)	$(4.03)	$(2.57)	$(6.54)	$(11.91)
	Dividends	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	Weighted average shares outstanding:
	Basic	133,084	133,084	13,146	13,098	13,126	13,094	13,068
	Diluted (1)	133,160	133,174	13,146	13,098	13,126	13,094	13,068

(1)

Diluted weighted average shares outstanding for the period from July 1, 2011 to September 7, 2011, January 1, 2011 to September 7, 2011, and three and twelve months ended December 31, 2010, excludes 119,150, 94,930, 92,674 and 92,979 shares, respectively, because they are anti-dilutive.

	GREEN BANKSHARES, INC.
	Consolidated Average Balances, Interest Rates and Yields

		Predecessor Company
		Period of July 1 to Sept. 7, 2011			Three Months Ended Dec. 31, 2010
		Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
	Interest-earning assets:

	Loans(1)(2)	$1,404,673	$16,863	6.35%	$1,676,376	$26,558	6.29%
	Investment securities(2)	253,733	1,618	3.37%	180,047	1,690	3.72%
	Other short-term investments	260,137	118	0.24%	237,976	152	0.25%
	Total interest-earning assets	1,918,543	18,599	5.13%	2,094,399	28,400	5.38%

	Non-interest earning assets	319,598			357,387
	Total assets	$2,238,141			$2,451,786

	Interest-bearing liabilities:
	Deposits:
	Interest checking, money market and savings	$1,044,383	$822	0.42%	$1,018,134	$2,517	0.98%
	Time deposits	615,145	2,050	1.76%	778,060	3,786	1.93%
	Total interest bearing-deposits	1,659,528	2,872	0.92%	1,796,194	6,303	1.39%

	Securities sold under repurchase and short-term borrowings	15,456	3	0.10%	20,848	5	0.10%
	Notes payable	157,826	1,201	4.03%	169,910	1,703	3.98%
	Subordinated debentures	88,662	346	2.06%	88,662	488	2.18%
	Total interest-bearing liabilities	1,921,472	4,422	1.22%	2,075,614	8,499	1.62%

	Non-interest bearing liabilities:
	Demand Deposits	173,999			167,201
	Other Liabilities	22,652			16,060
	Total non-interest bearing liabilities	196,651			183,261

	Total liabilities	2,118,123			2,258,875

	Shareholders' equity	120,018			192,911

	Total liabilities & shareholders' equity	$2,238,141			$2,451,786

	Net interest income		14,177			19,901

	Interest rate spread			3.91%			3.76%

	Net yield on interest-earning assets (net interest margin)			3.91%			3.77%

(1)	Average loan balances exclude nonaccrual loans for the periods presented.
(2)

Fully Taxable Equivalent (“FTE”) at the rate of 35%. The FTE basis adjusts for the tax benefits of income on certain tax-exempt loans and investments using the federal statutory rate of 35% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts.

	GREEN BANKSHARES, INC.
	Consolidated Average Balances, Interest Rates and Yields

		Predecessor Company
		Period of Jan. 1 to Sept. 7, 2011			Twelve Months Ended Dec. 31, 2010
		Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
	Interest-earning assets:

	Loans(1)(2)	$1,491,844	$65,293	6.39%	$1,833,865	$113,788	6.20%
	Investment securities(2)	243,473	5,879	3.53%	180,681	7,376	4.08%
	Other short-term investments	278,355	468	0.25%	170,952	435	0.25%
	Total interest-earning assets	2,013,672	71,640	5.19%	2,185,498	121,599	5.56%

	Non-interest earning assets	331,633			325,948
	Total assets	$2,345,305			$2,511,446

	Interest-bearing liabilities:
	Deposits:
	Interest checking, money market and savings	$1,066,783	$4,062	0.56%	$980,878	$9,924	1.01%
	Time deposits	696,335	8,702	1.82%	841,458	18,510	2.20%
	Total interest bearing-deposits	1,763,118	12,764	1.06%	1,822,336	28,434	1.56%

	Securities sold under repurchase and short-term borrowings	16,466	11	0.10%	22,338	22	0.10%
	Notes payable	158,351	4,314	3.98%	171,229	6,835	3.99%
	Subordinated debentures	88,662	1,315	2.17%	88,662	1,980	2.23%
	Total interest-bearing liabilities	2,026,597	18,404	1.33%	2,104,565	37,271	1.77%

	Non-interest bearing liabilities:
	Demand Deposits	166,768			166,814
	Other Liabilities	19,575			17,854
	Total non-interest bearing liabilities	186,343			184,668

	Total liabilities	2,212,940			2,289,233

	Shareholders' equity	132,365			222,213

	Total liabilities & shareholders' equity	$2,345,305			$2,511,446

	Net interest income		53,236			84,328

	Interest rate spread			3.87%			3.79%

	Net yield on interest-earning assets (net interest margin)			3.86%			3.86%

(1)	Average loan balances exclude nonaccrual loans for the periods presented.
(2)

Fully Taxable Equivalent (“FTE”) at the rate of 35%. The FTE basis adjusts for the tax benefits of income on certain tax-exempt loans and investments using the federal statutory rate of 35% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts.

CONTACT:
Green Bankshares, Inc.
Christopher G. Marshall, 704-554-5901
Chief Financial Officer
cmarshall@nafhinc.com